EXHIBIT 10.15
                       PREVIOUS FORM OF CHANGE IN CONTROL

Philip R. Crimmins, Sr.

John C. Cywinski

Randolph P. Davis

Beverly O. Elving

Kurt Hankins

Sam Rothschild